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                          CONSENT OF ATTORNEYS

     Reference is made to the Registration Statement on Form S-2 of Evergreen Resources, Inc.

     I hereby consent to the use of my opinion concerning the legality of the securities being registered dated September 9, 1996 filed as an exhibit to the Registration Statement, and to being named in the Registration Statement as having advised Evergreen Resources, Inc. as to the legality of its securities proposed to be sold.

                                           JOHN B. WILLS
                                           Attorney at Law

                                           By:  /s/  JOHN B. WILLS
                                              -------------------------------
                                                     John B. Wills


Denver, Colorado
September 9, 1996




















                          EXHIBIT 23.1